UNITED STATES BANKRUPTCY COURT
               DISTRICT OF MASSACHUSETTS



                              )
In re:                             )         Chapter 11
                              )
CAMBEX CORPORATION,           )         Case No. 97-
19640-CJK
                              )
Debtor                             )
                              )


    REORGANIZATION PLAN (MARCH 17, 1998) OF CAMBEX
                      CORPORATION


BROWN, RUDNICK, FREED & GESMER, P.C.
Attorneys for Cambex Corporation
Debtor-in-Possession

One Financial Center
Boston, MA 02111
617-856-8200

JOSEPH F. RYAN
STEVEN D. POHL
FRANK RUDY COOPER

DATED:    Waltham, Massachusetts
          March 17, 1998
                   TABLE OF CONTENTS

INTRODUCTION                                                    1

ARTICLE I -- DEFINITIONS, RULES OF INTERPRETATION, AND
COMPUTATION OF TIME                                             1

A. SCOPE OF DEFINITIONS                                         1
B. DEFINITIONS                                                  1
C. RULES OF INTERPRETATION                                      5
D. COMPUTATION OF TIME                                          5

ARTICLE II -- CLASSIFICATION OF CLAIMS AND INTERESTS            5

A. INTRODUCTION                                                 5
B. UNCLASSIFIED CLAIMS (NOT ENTITLED TO VOTE ON THE
PLAN)                                                           6
  1. Administrative Claims                                      6
  2. Priority Tax Claims                                        6
C. UNIMPAIRED CLASSES OF CLAIMS (NOT ENTITLED TO VOTE
ON THE PLAN)                                                    6
  1. Class 1: Other Priority Claims                             6
  2. Class 3: Priority Employee Benefit Plan Claims             6
D. IMPAIRED CLASSES OF CLAIMS (ENTITLED TO VOTE ON THE
PLAN)                                                           7
  1. Class 2: Secured Claims                                    7
  2. Class 4: All Other General Unsecured Claims                7
E. UNIMPAIRED CLASS OF INTERESTS (NOT ENTITLED TO VOTE
ON THE PLAN)                                                    7
  1. Class 5: All Stockholder Interests                         7

ARTICLE III -- TREATMENT OF CLAIMS AND INTERESTS                7

A. UNCLASSIFIED CLAIMS                                          7
  1. Administrative Claims                                      7
  2. Priority Tax Claims                                        7
B. UNIMPAIRED CLASSES OF CLAIMS                                 8
  1. Class 1: Other Priority Claims                             8
  2. Class 3: General Unsecured Claims Less Than or
Equal to $500                                                   8
C. IMPAIRED CLASSES OF CLAIMS                                   8
  1. Class 2: Secured Claims                                    8
  2. Class 4: General Unsecured Claims Exceeding $500           9
D. UNIMPAIRED CLASS OF INTERESTS                                9
  1. Class 5: All Stockholder Interests                         9

ARTICLE IV -- MEANS FOR IMPLEMENTATION OF THE PLAN             10

A. REVESTING OF ASSETS                                         10
B. SUBSTANTIAL CONTRIBUTION COMPENSATION AND EXPENSES
BAR DATE                                                       10
C. EXCLUSIVITY PERIOD                                          10
D. RETAINED LITIGATION                                         10
E. EFFECTUATING DOCUMENTS; FURTHER TRANSACTIONS                10
F. LIMITATION ON ISSUANCE OF STOCK OPTIONS .                   11

ARTICLE V -- ACCEPTANCE OR REJECTION OF THE PLAN;
  EFFECT OF REJECTION BY ONE
  OR MORE CLASSES OF CLAIMS OR INTERESTS                      11

A. CLASSES ENTITLED TO VOTE                                    11
B. CLASS ACCEPTANCE REQUIREMENT                                11
C. CRAMDOWN                                                    11

ARTICLE VI -- DESCRIPTION OF SECURITIES TO BE ISSUED IN
CONNECTION WITH THE PLAN                                       12

A. COMMON STOCK                                                12
B. REGISTRATION                                                12

ARTICLE VII -- PROVISIONS GOVERNING DISTRIBUTIONS              12

A. DATE OF DISTRIBUTIONS                                       12
B. INTEREST ON CLAIMS                                          12
C. DISBURSING AGENT                                            12
D. MEANS OF CASH PAYMENT                                       13
E. DELIVERY OF DISTRIBUTIONS                                   13
F. NO VOTING BY DISBURSING AGENT                               13

ARTICLE VIII -- TREATMENT OF EXECUTORY CONTRACTS AND
UNEXPIRED LEASES                                               13

A. ASSUMED CONTRACTS AND LEASES                                13
B. PAYMENTS RELATED TO ASSUMPTION OF EXECUTORY
  CONTRACTS AND
  UNEXPIRED LEASES; BAR TO PRECONFIRMATION DATE CLAIMS        14
C. REJECTED CONTRACTS AND LEASES                               14
D. BAR TO REJECTION DAMAGES                                    14
E. UNIDENTIFIED EXECUTORY CONTRACTS AND UNEXPIRED
LEASES                                                         14

ARTICLE IX CONDITIONS PRECEDENT                                15

A. CONDITIONS To THE CONFIRMATION DATE                         15
B. CONDITIONS To THE CONSUMMATION DATE                         15
C. WAIVER OF CONDITIONS To THE CONFIRMATION DATE OR
CONSUMMATION DATE                                              16

ARTICLE X -- PROCEDURES FOR RESOLVING AND TREATING
  DISPUTED AND
  CONTINGENT CLAIMS                                           16

A. NO DISTRIBUTIONS PENDING ALLOWANCE                          16
B. DISTRIBUTION RESERVE                                        16
C. DISTRIBUTIONS AFTER ALLOWANCE                               17

ARTICLE XI -- MODIFICATIONS AND AMENDMENTS                     17

A. MODIFICATION OF THE PLAN                                    17

ARTICLE XII -- RETENTION OF JURISDICTION                       17

ARTICLE XIV -- MISCELLANEOUS PROVISIONS                        18
A. SETOFFS                                                     18
B. WITHHOLDING AND REPORTING REQUIREMENTS                      19
C. DISCHARGE OF CAMBEX                                         19
D. COMMITTEES                                                  19
E. BINDING EFFECT                                              19
F. REVOCATION, WITHDRAWAL OR NONCONSUMMATION                   19
  1. Right To Revoke Or Withdraw                               19
  2. Effect Of Withdrawal, Revocation, Or
Nonconsummation                                                19
G. CHARTER AMENDMENT                                           20
H. NOTICES                                                     20
I. PREPAYMENT                                                  20
J. TERM OF INJUNCTIONS OR STAYS                                20
J. GOVERNING LAW                                               21


                     INTRODUCTION

     Cambex  Corporation, debtor-in-possession  in  the
above-captioned   Chapter   11   reorganization    case
("Cambex"),     hereby    proposes    the     following
reorganization  plan  for the  resolution  of  Cambex's
outstanding  creditor  Claims  and  equity   Interests.
Reference is made to the Disclosure Statement (as that term is defined herein) for results of operations, projections for future operations, risk factors, a summary and analysis of the Plan, and certain related matters.

     Pursuant  to  Section 1125(b)  of  the  Bankruptcy
Code, a vote to accept or reject the Plan cannot be solicited from a holder of a Claim or Interest until such time as the Disclosure Statement has been approved by the Bankruptcy Court and distributed to holders of Claims and holders of Interests. All holders of Claims and holders of Interests are encouraged to read the Plan and the Disclosure Statement in their entirety before voting to accept or reject the Plan.


                       ARTICLE I
 DEFINITIONS, RULES OF INTERPRETATION, AND COMPUTATION
                        OF TIME

A.   Scope Of Definitions

     For purposes of this Plan, except as expressly provided or unless the context otherwise requires, all capitalized terms not otherwise defined shall have the meanings ascribed to them in this Article I of the Plan. Any term used in the Plan that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy
Rules. Whenever the context requires, such terms shall include the plural as well as the singular number, the feminine gender shall include the masculine, and the masculine gender shall include the feminine.

B.   Definitions

     1.    "Administrative Claim"  means  a  Claim  for
payment  of  an  administrative  expense  of   a   kind
specified in Section 503(b) of the Bankruptcy Code  and
entitled  to priority pursuant to Section 507(a)(l)  of
the Bankruptcy Code, including, but not limited to, the
actual,  necessary costs and expenses,  incurred  after
the  Petition Date, of preserving Cambex's  Estate  and
operating  the  business  of Cambex,  including  wages,
salaries,  or  commissions for services rendered  after
the  commencement of the Chapter 11 Case,  Professional
Fees,  and  all fees and charges assessed  against  the
Estate  under  chapter 123 of title 28,  United  States
Code,  and all Allowed Claims that are entitled  to  be
treated  as Administrative Claims pursuant to  a  Final
Order   of   the   Bankruptcy   Court   under   Section
546(c)(2)(A)  of the Bankruptcy Code. For  distribution
purposes  under the Plan, Administrative  Claims  shall
include   Cure  payments  with  respect  to   executory
contracts and unexpired leases to be assumed under the Plan pursuant to Section 365 of the Bankruptcy Code.

     2.     "Allowed  Administrative  Claim"  means  an
Allowed Claim that is an Administrative Claim.

     3. "Allowed Claim" means a Claim or any portion thereof (a) that has been allowed by a Final Order, (b) either (x) that is Scheduled, other than a Claim that is Scheduled at zero or as disputed, contingent or unliquidated, or (y) for which a proof of claim has been timely filed with the Bankruptcy Court pursuant to the Bankruptcy Code, any Final Order of the Bankruptcy
Court, or other applicable bankruptcy law, and as to which either (i) no objection to its allowance has been filed within the periods of limitation fixed by the Bankruptcy Code or by any Final Order of the Bankruptcy
Court or (ii) any objection to its allowance has been settled or withdrawn, or has been denied by a Final
Order, or (c) that is expressly allowed in the Plan.

     4.    "Allowed Class ... Claim" means  an  Allowed
Claim in the particular Class described.

     5.     "Allowed  Class  ...  Interest"  means   an
Interest in the particular Class described (a) that has
been  allowed  by a Final Order, (b) for which  (i)  no
objection  to its allowance has been filed  within  the
periods  of limitation fixed by the Bankruptcy Code  or
by  any Final Order of the Bankruptcy Court or (ii) any
objection   to  its  allowance  has  been  settled   or
withdrawn, or (c) that is expressly allowed in the Plan.

     6. "Ballot" means each of the forms that will be distributed with the Disclosure Statement to holders of Claims and holders of Interests in Classes that are impaired under the Plan and entitled to vote under
Article V.A. hereof in connection with the solicitation of acceptances of the Plan.

     7.   "Bankruptcy Code" means the Bankruptcy Reform
Act of 1978, as amended and codified in Title 11 of the United States Code, 11 U.S.C. l01-l330.

     8.    "Bankruptcy Court" means the  United  States
Bankruptcy  Court  for  the District  of  Massachusetts
(Eastern Division) or such other court as may have jurisdiction over the Chapter 11 Case.

     9.   "Bankruptcy Rules" means the Federal Rules of
Bankruptcy Procedure and the Official Bankruptcy Forms,
as  amended,  the Federal Rules of Civil Procedure,  as
amended,  as  applicable  to the  Chapter  11  Case  or
proceedings  therein,  and  the  Local  Rules  of   the
Bankruptcy Court, as applicable to the Chapter 11 Case or proceedings therein as the case may be.

     10.   "Business  Day"  means  any  day,  excluding
Saturdays,  Sundays,  and  legal  holidays,  on   which
national  banks  are  open  for  business  in   Boston,
Massachusetts.

     11.   "Cash"  means  legal tender  of  the  United
States.

     12. "Cambex" means Cambex Corporation, debtor and debtor-in-possession, prior to the Consummation Date.

     13. "Chapter 11 Case" means the Chapter 11 Case of Cambex pending in the Bankruptcy Court and bearing case number 97-19640-CJK.

     14.   "City"  means the City of Poughkeepsie,  New
York, which holds a prepetition tax lien on certain land in the City of Poughkeepsie that is owned by Cambex.

     15. "City Secured Claim" means the Secured Claim of the City.

     16. "Claim" means a claim against Cambex, whether or not asserted, as defined in Section 101(5) of the Bankruptcy Code.

     17. "Class" means a category of holders of Claims or holders of Interests described in Article II.

     18. "Common Stock" means the shares of common stock of Cambex now or in the future authorized under Cambex' articles of organization.

     19. "Confirmation Date" means the date on which the Confirmation Order is entered by the Bankruptcy
Court.

     20. "Confirmation Order" means the order, entered by the Bankruptcy Court, confirming the Plan.

     21. "Confirmation Hearing" means the hearing on confirmation of the Plan under Section 1128 of the Bankruptcy Code.

     22. "Consummation Date" means the Business Day on which all conditions to the consummation of the Plan set forth in Article IX.B hereof have been satisfied or waived as provided in Article IX.C hereof, as set forth on a certificate to be filed with the Court by the Proponent, provided that the Consummation Date shall be not more than thirty (30) days after the Confirmation
Date,  unless  otherwise authorized by  the  Bankruptcy
Court.

     23.   "Creditors'  Committee" means  the  Official
Committee  Of  Unsecured Creditors  appointed  in  this
Chapter  11  Case  on  or about  October  31,  1997  to
represent  unsecured  creditors  of  Cambex,  as   such
Committee may be constituted from time to time.

     24. "Cure" means the distribution of Cash, or such other property as may be agreed upon by the parties or ordered by the Bankruptcy Court, with respect to the assumption of an executory contract or unexpired lease, pursuant to Section 365(b) of the Bankruptcy Code, in an amount equal to all unpaid monetary obligations, without interest and irrespective of any otherwise applicable penalty rate, or such other amount as may be agreed upon by the parties, under such executory contract or unexpired lease, to the extent such obligations are enforceable under the Bankruptcy
Code and applicable bankruptcy law.

     25. "Disallowed Claim" means (a) a Claim, or any portion thereof, that has been disallowed by a Final
Order, (b) a Claim that is Scheduled at zero or as contingent, disputed, or unliquidated and as to which no proof of claim has been filed or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy
Court or other applicable bankruptcy law, or (c) a Claim that has not been Scheduled and as to which no proof of claim has been filed or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy
Court or other applicable bankruptcy law.

     26.    "Disbursing  Agent"  means  the   Person(s)
designated  by  Cambex to serve as a  Disbursing  Agent
under  Article  VII of the Plan. Cambex  may  designate
Reorganized  Cambex  as  the  Disbursing   Agent.   The
Disbursing  Agent  shall be deemed to include  American
Stock Transfer Company in its capacity as the transfer agent, registrar or any similar function for either
Cambex or Reorganized Cambex.

     27.   "Disclosure  Statement"  means  the  written
disclosure  statement(s) that relate to  the  Plan,  as
approved  by the Bankruptcy Court pursuant  to  Section
1125  of the Bankruptcy Code and Bankruptcy Rule  3017,
as   such   disclosure  statement(s)  may  be  amended,
modified, or supplemented from time to time.

     28. "Disputed Claim" means a Claim, or any portion thereof, that is neither an Allowed Claim nor a Disallowed Claim.

     29.  "Distribution Reserve" means all Cash, Common
Stock,   and  other  property  that  would  have   been
distributed on or after the Consummation Date to the holders of Disputed Claims, if such Disputed Claims had, in fact, then been allowed (rather than disputed as of the date of such distribution), but which amount is instead held by the Disbursing Agent, pending resolution of such Disputed Claims.

     30.   "ERISA" means the Employee Retirement Income
Security Act of 1974, 29 U.S.C. 1301 et seq., as amended.

     31. "Estate" means the estate of Cambex in its Chapter 11 Case, pursuant to Section 541 of the
Bankruptcy Code.

     32.   "Face  Amount"  means,  (a)  when  used   in
reference  to  a  Disputed  or  Disallowed   Claim   or
Interest, the full stated amount or the full stated number of shares asserted by the holder in any proof of Claim or Interest, as the case may be, timely filed with the Bankruptcy Court or otherwise deemed timely filed by any Final Order of the Bankruptcy Court or other applicable bankruptcy law, and (b) when used in reference to an Allowed Claim or Interest, the allowed amount or number of shares of such Claim or Interest, as the case may be.

     33. "Final Order" means an order or judgment, the operation or effect of which has not been stayed, reversed, or amended and as to which order or judgment
(or any revision, modification, or amendment thereof) the time to appeal or seek review or rehearing has expired and as to which no appeal or petition for review or rehearing was filed or, if filed, remains pending.

     34. "Fiscal Year" means, with respect to Cambex, the fiscal year ending December 31 of each year, or such other fiscal year as Cambex may designate.

     35.   "Interest" means the right of a  holder  and
owner  of issued and outstanding shares of Common Stock
of   Cambex   authorized  and  issued  prior   to   the
Confirmation  Date and outstanding on the  Confirmation
Date.

     36.   "Internal Revenue Code" means  the  Internal
Revenue Code of 1986, as amended.

     37. "Other Priority Claims" means all claims entitled to priority pursuant to Section 507(a) of the Bankruptcy Code other than Priority Tax Claims or
Administrative Claims.

     38. "Other Secured Claims" means Secured Claims, if any, other than the City Secured Claim.

     39. "Person" means an individual, corporation, partnership, joint venture, association, joint stock company, trust, estate, unincorporated organization, or other entity.

     40.   "Petition Date" means October 10, 1997,  the
date   on   which   Cambex  filed  its   petition   for
reorganization commencing the Chapter 11 Case.

     41.    "Plan"   means  this  reorganization   plan
proposed by Cambex for the resolution of Cambex's outstanding creditor Claims and equity Interests in this Chapter 11 Case, as such plan may be modified from time to time in accordance with the Bankruptcy Code.

     42. "Priority Tax Claim" means a Claim entitled to priority pursuant to Section 507(a)(8) of the Bankruptcy Code.

     43.   "Professional  Fees"  means  a  Claim  of  a
professional, retained in the Chapter 11 Case, pursuant
to  Sections  327  and 1103 of the Bankruptcy  Code  or
otherwise, for compensation or reimbursement  of  costs
and expenses relating to services incurred prior to and
including  the Confirmation Date as, when  and  to  the
extent  any  such Claim is approved by  a  Final  Order
entered pursuant to Sections 330, 331, 503(b), or  1103
of the Bankruptcy Code.

     44.  "Proponent" means Cambex.

     45. "Pro Rata" means, at any time, the proportion that the Face Amount of a Claim or Interest in a particular Class bears to the aggregate Face Amount of all Claims or Interests, as the case may be (including
Disputed  Claims or Interests, but excluding Disallowed
Claims or Interests), in such Class, unless the Plan provides otherwise.

     46.  "Reinstated" or "Reinstatement" means leaving
unaltered  the legal, equitable and contractual  rights
to  which a Claim entitles the holder of such Claim  so
as  to  leave such Claim unimpaired in accordance  with
Section  1124 of the Bankruptcy Code, thereby entitling
the  holder  of such Claim to, but not more  than,  (a)
reinstatement   of  the  original   maturity   of   the
obligations  on  which such Claim  is  based,  and  (b)
payment of an amount of Cash consisting solely  of  the
sum  of(i)  matured but unpaid principal  installments,
without   regard  to  any  acceleration  of   maturity,
accruing  prior to the Consummation Date, (ii)  accrued
but  unpaid  interest  as of the Petition  Date,  (iii)
interest on the amount of unpaid principal installments
accruing on and after the Petition Date and through the
Consummation  Date calculated at the simple  nondefault
interest  rate  as  set forth in any agreement  between
Cambex   and  the  holder  of  such  Claim,  and   (iv)
reasonable  fees, expenses and charges, to  the  extent
such  fees, expenses and charges are allowed under  the
Bankruptcy  Code and are provided for in the  agreement
or  agreements on which such Claim is based;  provided,
however,  that  any  contractual right  that  does  not
pertain  to  the  payment when  due  of  principal  and
interest  on  the  obligation on which  such  Claim  is
based,   including,  but  not  limited  to,   financial
covenant  ratios, negative pledge covenants,  covenants
or   restrictions   on  merger  or  consolidation   and
affirmative  covenants  regarding  corporate  existence
prohibiting    certain    transactions    or    actions
contemplated   by   the  Plan,  or  conditioning   such
transactions or actions on certain factors,  shall  not
necessarily  be  reinstated  in  order  to   accomplish
Reinstatement.

     47. "Reorganized Cambex" means Cambex on and after the Consummation Date.

     48. "Scheduled" means, with respect to any Claim or Interest, the status and amount, if any, of such Claim or Interest as set forth in the Schedules.

     49. "Schedules" means the schedules of assets and liabilities and the statements of financial affairs filed in the Bankruptcy Court by Cambex on or about
November 10, 1997, as such schedules or statements have been or may be further amended or supplemented from time to time in accordance with Bankruptcy Rule 1009.

     50.   "Secured Claim" means a Claim secured  by  a
security  interest  in  or lien upon  property  of  the
Estate   to  the  extent  of  the  value,  as  of   the
Consummation Date, or such later date as is established by the Bankruptcy Court, of such interest or lien as determined by a Final Order of the Bankruptcy Court pursuant to Section 506 of the Bankruptcy Code or as otherwise agreed upon in writing by Cambex and the holder of such Claim, subject to the effect of an election under Section 1111(b)(2) of the Bankruptcy
Code.

     51. "Unsecured Claim" means a Claim that is not an Administrative Claim, Priority Tax Claim, Other
Priority Claim, or Secured Claim.


C.   Rules Of Interpretation

     For  purposes of the Plan (a) any reference in the
Plan to a contract, instrument, release, indenture,  or
other agreement or documents being in a particular form
or  on particular terms and conditions means that  such
document  shall  be  substantially  in  such  form   or
substantially  on  such terms and conditions,  (b)  any
reference  in  the  Plan  to an  existing  document  or
exhibit  filed  or to be filed means such  document  or
exhibit  as  it  may  have  been  or  may  be  amended,
modified,   or   supplemented,  (c)  unless   otherwise
specified, all references in the Plan to Sections, Articles, Schedules, and Exhibits are references to Sections, Articles, Schedules, and Exhibits of or to the Plan, (d) the words "herein" and "hereto" refer to the Plan in its entirety rather than to a particular portion of the Plan, and (e) captions and headings to Sections and Articles are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan, and the rules of construction set forth in Section 102 of the Bankruptcy Code and in the Bankruptcy Rules shall apply.


D.   Computation Of Time

     In  computing  any  period of time  prescribed  or
allowed   by  the  Plan,  unless  otherwise   expressly
provided, the provisions of Bankruptcy Rule 9006(a) shall apply.


                      ARTICLE II
        CLASSIFICATION OF CLAIMS AND INTERESTS

A.   Introduction

     All  Claims  and  Interests, except Administrative
Claims  and  Priority Tax Claims,  are  placed  in  the
Classes  set  forth below. In accordance  with  Section
1123(a)(l)   of  the  Bankruptcy  Code,  Administrative
Claims and Priority Tax Claims, as defined below, have not been classified.

     A  Claim  or  Interest is placed in  a  particular
Class only to the extent that the Claim or Interest falls within the description of that Class, and is classified in other Classes to the extent that any portion of the Claim or Interest falls within the description of such other Classes.

     A  Claim is also placed in a particular Class  for
the  purpose of receiving distributions pursuant to the
Plan  only to the extent that such Claim is an  Allowed
Claim  in that Class and such Claim has not been  paid,
released,   or   otherwise   settled   prior   to   the
Consummation Date.

B. Unclassified Claims (not entitled to vote on the Plan)

     1.   Administrative Claims

     2.   Priority Tax Claims


C. Unimpaired Classes Of Claims (not entitled to vote on the Plan)

     1.   Class 1:  Other Priority Claims

                     Class 1 consists of Other Priority
Claims.

     2. Class 3: General Unsecured Claims Less than or Equal to $500

                    (Convenience Class)

                    Class  3  consists of all Unsecured
                    Claims less than or equal to $500.

D. Impaired Classes Of Claims (entitled to vote on the Plan)

     1.   Class 2:  Secured Claims

                    Class  2  consists of  all  Secured
                    Claims,  including the City Secured
                    Claim and Other Secured Claims,  if
                    any.  Each  holder  of  a  Class  2
                    Secured Claim shall be treated as a
                    separate  class  for  all  purposes
                    under the Plan.

     2.   Class 4:  All Other General Unsecured Claims

                    Class  4  consists of all Unsecured
               Claims exceeding $500

E. Unimpaired Class Of Interests (not entitled to vote on the Plan)

     1.   Class 5:  All Stockholder Interests

                    Class  5  consists of all Interests
               with respect to Common Stock.


                      ARTICLE III
           TREATMENT OF CLAIMS AND INTERESTS

A.   Unclassified Claims

     1.   Administrative Claims

     On the Consummation Date, or as soon thereafter as
practicable,  a  holder  of an  Allowed  Administrative
Claim  shall  receive in full satisfaction, settlement,
release,  and  discharge of and in  exchange  for  such
Allowed  Administrative Claim, (a) Cash  equal  to  the
unpaid portion of such Allowed Administrative Claim, or
(b)  such  other  treatment  as  to  which  Cambex   or
Reorganized  Cambex and such holder shall  have  agreed
upon   in  writing;  provided,  however,  that  Allowed
Administrative  Claims  with  respect  to   liabilities
incurred by Cambex in the ordinary course of its business during the Chapter 11 Case shall be paid by Reorganized Cambex in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto.

     2.   Priority Tax Claims

     On the Consummation Date, or as soon thereafter as
practicable, a holder of an Allowed Priority Tax  Claim
shall  be  entitled  to receive in  full  satisfaction,
settlement,  release, and discharge of and in  exchange
for  such  Allowed Priority Tax Claim, either,  at  the
option of Cambex or Reorganized Cambex, (a) Cash  equal
to  the  unpaid  portion of such Allowed  Priority  Tax
Claim,  or  (b) deferred Cash payments in an  aggregate
principal  amount equal to the unpaid portion  of  such
Allowed Priority Tax Claim plus interest thereon  at  a
rate to be determined by the Bankruptcy Court from  the
Consummation Date through the date of payment  thereof,
or  (c)  such  other treatment as to  which  Cambex  or
Reorganized  Cambex and such holder shall  have  agreed
upon in writing. If deferred Cash payments are made  to
a  holder of an Allowed Priority Tax Claim, payments of
principal  shall  be made in annual installments,  each
such  installment  amount being equal  to  ten  percent
(10%)  of such Allowed Priority Tax Claim plus  accrued
and unpaid interest with the first payment to be due on
the   Consummation  Date  or  as  soon  thereafter   as
practicable, and subsequent payments to be due  on  the
anniversary  of  the  first payment  date  or  as  soon
thereafter  as is practicable; provided, however,  that
any  installments remaining unpaid on the date that  is
six  (6) years after the date of assessment of the  tax
that  is  the basis for the Allowed Priority Tax  Claim
shall be paid on the first Business Day following  such
date, together with any accrued and unpaid interest  to
the  date  of  payment;  and,  provided  further,  that
Reorganized  Cambex  reserves  the  right  to  pay  any
Allowed Priority Tax Claim, or any remaining balance of
any Allowed Priority Tax Claim, in full at any time  on
or  after  the  Consummation Date  without  premium  or
penalty;  and, provided further, that no holder  of  an
Allowed  Priority Tax Claim shall be  entitled  to  any
payments  on  account  of  any  pre-Consummation   Date
interest accrued on or penalty arising after the Petition Date with respect to or in connection with such Allowed Priority Tax Claim.

B.   Unimpaired Classes Of Claims

     1.   Class 1:  Other Priority Claims

     On the Consummation Date, or as soon thereafter as
practicable, a holder of an Allowed Class 1 Claim shall
receive in full satisfaction, settlement, release,  and
discharge of and in exchange for such Allowed  Class  1
Claim (a) Cash equal to the unpaid amount of such Allowed Class 1 Claim; or (b) such other treatment as to which Cambex or Reorganized Cambex and such holder shall have agreed upon in writing; or (c) at the option of Reorganized Cambex, such Claims shall be Reinstated.

     2. Class 3: General Unsecured Claims Less Than or Equal to $500

     On the Consummation Date, or as soon thereafter as
practicable, a holder of an Allowed Class 3 Claim shall
receive in full satisfaction, settlement, release,  and
discharge of and in exchange for such Allowed  Class  3
Claim, Cash payments totaling 100% of the unpaid amount of such Allowed Class 3 Claim.

C.   Impaired Classes Of Claims

     1.   Class 2: Secured Claims

          a.   Class 2.01 City Secured Claim.

     In full satisfaction, settlement, release, and discharge of and in exchange for the Allowed Class 2.01
Claim and any and all other Claims of the City, secured or unsecured, the City shall be entitled to receive and retain the collateral securing its claim.

          b.    Classes  2.02  et seq.   Other  Secured
     Claims

     Each  Other  Secured  Claim,  if  any,  shall   be
classified as a subclass under Class 2 (which for all purposes, including voting, under the Plan shall be considered a separate class).

     On the Consummation Date, or as soon thereafter as practicable, the holder of an Allowed Class 2.02 Claim, in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class 2.02 Claim, shall, in the sole discretion of Cambex, (a) retain its liens securing its Allowed Class 2.01 Claim and receive deferred Cash payments totaling at least the unpaid portion of such Allowed Class 2.02 Claim, of a value, as of the Consummation Date, equal to the value of such holder's interest in the Estate's interest in the collateral securing the Class 2.02 Claim, (b) upon abandonment by Reorganized Cambex receive and retain the collateral securing the Class 2.02 Claim, (c) receive payments or liens amounting to the indubitable equivalent of the value of such holder's interest in the Estate's interest in the collateral securing the Class 2.02 Claim, (d) be Reinstated, or (e) receive such other treatment as Cambex and such holder shall have agreed upon in writing as announced at or prior to the Confirmation Hearing.

     2.    Class  4: General Unsecured Claims Exceeding
$500

     A holder of a Class 4 Claim (Allowed or Disputed),
in   full   satisfaction,  settlement,   release,   and
discharge of and in exchange for such Class 4 Claim (to
the extent such claim is or becomes an Allowed Class  4
Claim), may elect, at the time such holder casts its ballot, treatment under either Class 4 Option A or Class 4 Option B, as described below. Any holder of a Class 4 Claim who does not make such an election shall be deemed to have elected Class 4 Option A.

          a.   Class 4 Option A.

     A holder electing treatment under Class 4 Option A shall receive Cash payments totaling 100% of such Allowed Class 4 Claim, without interest, in thirty (30) consecutive monthly payments, with the first such payment to be made on the date six months after the Consummation Date, and succeeding payments as the same day of each month thereafter until paid. The first six
(6) payments shall be equal to two and one-half(2.5%) percent of such Allowed Class 4 Claim; the next twenty-three (23) payments shall be equal to three and one-half (3.5%) percent of such Allowed Class 4 Claim; and the last payment shall be equal to four and one-half percent of such Allowed Class 4 Claim.

          b.   Class 4 Option B.

     A holder electing treatment under Class 4 Option B
shall  receive (i) Cash payments equal to 80%  of  such
Allowed Class 4 Claim on the terms described below (the
"Cash  Portion"); and (ii) two shares of  Common  Stock
for  every one dollar ($1.00) of such Allowed  Class  4
Claim  in excess of the Cash Portion (i.e., 20% of  the
Allowed Class 4 Claim) (the "Stock Portion"). The  Cash
Portion shall be paid, without interest, in thirty (30)
consecutive  monthly  payments,  with  the  first  such
payment to be made on the date six (6) months after the
Consummation Date, and succeeding payments on the  same
day  of each month thereafter until paid. The first six
(6) payments shall be equal to two percent (2%) of such
Allowed  Class  4 Claim; and the next twenty-four  (24)
payments shall be equal to 2 5/6% of such Allowed Class
4  Claim.  The  Stock Portion shall be  issued  on  the
Consummation   Date,   or  as   soon   as   practicable
thereafter. If the financing obtained by the Debtor in connection with the Plan is to be equity financing, each holder electing Class 4 Option B will be given the opportunity to change its election to Class 4 Option A after receiving a description of the terms of the equity financing. Those terms shall be distributed to holders electing Class 4 Option B by Federal Express on the day following entry of the order confirming the Plan, and such holders will have a period of fourteen
(14) calendar days after receipt thereof to change their election to Class 4 Option A. The form of disclosure of the terms of the equity financing shall be filed by the Debtor no later than April 20, 1998 at 12:00 p.m. and any issues as to the adequacy thereof shall be heard at the Confirmation Hearing.

          c.   Issuance  of Common Stock to  Disbursing
               Agent on Account of Disputed Claims.

     On the Consummation Date, shares of Common Stock shall be issued to the Disbursing Agent and held in the Distribution Reserve in accordance with Article X of the Plan, for the benefit of the holders of Disputed
Class 4 Claims, in sufficient number to satisfy the requirements of Class 4 Option B with respect to such Disputed Claims.

D.   Unimpaired Class Of Interests

     1.   Class 5:  All Stockholder Interests

     Holders of Class 5 Stockholder Interests shall retain their Common Stock.


                      ARTICLE IV
         MEANS FOR IMPLEMENTATION OF THE PLAN

A.   Revesting Of Assets

     All  property of Cambex shall vest in  Reorganized
Cambex  free  and  clear  of all  liens,  encumbrances,
Claims  and  Interests, except as  otherwise  expressly
provided  in  this  Plan  or  the  Confirmation  Order.
Thereafter, Reorganized Cambex may operate its business
and  may use, acquire, and dispose of property free  of
any restrictions of the Bankruptcy Code, the Bankruptcy
Rules,  and the Bankruptcy Court. Without limiting  the
foregoing,  Reorganized Cambex may, without application
to  or approval by the Bankruptcy Court, pay fees  that
are   incurred   after   the  Confirmation   Date   for
professional fees and expenses.

B.   Substantial Contribution Compensation And Expenses
Bar Date

     Any person or entity who requests compensation  or
expense   reimbursement  for   making   a   substantial
contribution  in  the  Chapter  11  Case  pursuant   to
Sections 503(b)(3), (4), and (5) of the Bankruptcy Code
must  file  a request with the clerk of the  Bankruptcy
Court,  on or before 4:00 p.m. Eastern Time on  May  8,
1998   or   be   forever  barred  from   seeking   such
compensation or expense reimbursement.

C.   Exclusivity Period

     Cambex shall retain the exclusive right to amend or modify the Plan and to solicit acceptances of any amendments to or modifications of the Plan, through and until the Consummation Date.

D.   Retained Litigation

     In accordance with Section 1123(b)(3) of the Bankruptcy Code, Cambex (and, after the Consummation
Date, Reorganized Cambex) shall retain and may enforce all claims, rights of action, suits, and proceedings, whether in law or in equity, whether known or unknown, that Cambex or the Estate may hold against any entity.
Cambex or any of its successors may pursue such retained litigation claims in accordance with the best interests of Cambex or its successors who hold such rights of action.

E.   Effectuating Documents; Further Transactions

     The President, or any other appropriate officer of
Cambex  or  Reorganized Cambex shall be  authorized  to
execute,  deliver,  file,  or  record  such  contracts,
instruments, releases, indenture, and other  agreements
or documents, and take such actions as may be necessary
or  appropriate to effectuate and further evidence  the
terms  and  conditions  of  the  Plan.  The  Clerk   or
Assistant Clerk of Cambex or Reorganized Cambex, as the case may be, shall be authorized to certify or attest to any of the foregoing actions, if necessary.

F.   Limitation on Issuance of Stock Options

     Until  such  time  as holders of Allowed  Class  4
Claims that have elected treatment under Class 4 Option
B  have  been  paid in Cash an amount  equal  to  fifty
percent  (50%)  of their Allowed Class  4  Claims,  the
following  limitations shall apply to the  issuance  of
stock  options to officers, directors and employees  of
Reorganized  Cambex: (i) Reorganized Cambex  may  issue
stock  options  exercisable for no more than  1,000,000
shares of Common Stock, and (ii) the stock options must
be  exercisable at a price which is not less  than  the
greater  of (a) $.50 per share of Common Stock and  (b)
the  market value per share of the Common Stock at  the
time of the issuance of the options; provided, however,
that    notwithstanding   the   foregoing   limitation,
Reorganized Cambex may issue stock options exercisable for no more than 500,000 shares (in addition to the 1,000,000 shares described in the foregoing limitation) without any price limitation, provided further that no stock options with respect to such 500,000 shares may be issued to Joseph F. Kruy, the President of Cambex
(or any Person that he owns or controls). None of the foregoing limitations shall apply after holders of Allowed Class 4 Claims electing treatment under Class 4
Option  B  have  received cash equal to  fifty  percent
(50%) of their Allowed Class 4 claims.


                       ARTICLE V
    ACCEPTANCE OR REJECTION OF THE PLAN; EFFECT OF
REJECTION BY ONE OR MORE CLASSES OF CLAIMS OR INTERESTS

A.   Classes Entitled To Vote

     Each impaired Class shall be entitled to vote to accept or reject the Plan. Any unimpaired Class of Claims shall be deemed to have accepted the Plan and shall not be entitled to vote to accept or reject the Plan.

B.   Class Acceptance Requirement

     Under Section 1126(c) of the Bankruptcy Code, an impaired Class of Claims has accepted the Plan if the holders of at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of the Allowed
Claims of such Class who have voted on the Plan, have voted to accept the Plan.

     Under Section 1126(d) of the Bankruptcy Code, an impaired Class of Interests has accepted the Plan if the holders of at least two-thirds (2/3) in amount of the Interests of such Class who have voted on the Plan, have voted to accept the Plan.

C.   Cramdown

     Cambex   hereby  requests  confirmation   of   the
Reorganized Plan, as it may be modified from time to time, under Section 1129(b) of the Bankruptcy Code, if necessary.


                      ARTICLE VI
 DESCRIPTION OF SECURITIES TO BE ISSUED IN CONNECTION
                     WITH THE PLAN

A.   Common Stock

     The  Common  Stock  to  be issued  by  Reorganized
Cambex under the Plan shall be from the same class of securities as Cambex's presently outstanding Common
Stock, the essential terms of which are as follows:

     Par Value                $.10 per share

     Voting                   One vote per share

     Preemptive Rights        None

     Transfer Limitations     None

B.   Registration

The Common Stock issued pursuant to the Plan, like the Common Stock already issued and outstanding, upon issuance will be registered under
          Section 12(g) of the Securities Exchange Act of 1934.


                      ARTICLE VII
          PROVISIONS GOVERNING DISTRIBUTIONS

A.   Date Of Distributions

Distributions under the Plan shall be made as provided under the other relevant provisions of the Plan, except as otherwise provided for herein or ordered by the Bankruptcy Court.

B.   Interest On Claims

     Unless otherwise specifically provided for in the Plan or Confirmation Order, or required by applicable bankruptcy law, interest shall not accrue on Claims, and no holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim.
Interest  shall not accrue or be paid upon any Disputed
Claim in respect of the period from the Petition Date to the date a final distribution is made thereon if and after such Disputed Claim becomes an Allowed Claim.

C.   Disbursing Agent

     The Disbursing Agent shall make all distributions required under this Plan (subject to the provisions of Article VI hereof). The Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court. If otherwise so ordered, all costs and expenses of procuring any such bond shall be paid by Reorganized Cambex.

D.   Means Of Cash Payment

     Cash payments made pursuant to this Plan shall  be
in  U.S. funds, by the means agreed to by the payor and
the payee, including by check or wire transfer, or,  in
the   absence   of  an  agreement,  such   commercially
reasonable manner as the payor shall determine in its sole discretion.

E.   Delivery Of Distributions

     Distributions to holders of Allowed Claims shall be made by the Disbursing Agent (a) at the addresses set forth on the proofs of claim filed by such holders
(or at the last known addresses of such holders if no proof of claim is filed or if Cambex or Reorganized
Cambex has been notified of a change of address), (b) at the addresses set forth in any written notices of address changes delivered to the Disbursing Agent after the date of any related proof of claim, or (c) at the addresses reflected in the Schedules if no proof of claim has been filed and the Disbursing Agent has not received a written notice of a change of address.

     If   any  holder's  distribution  is  returned  as
undeliverable, no further distributions to such  holder
shall be made unless and until the Disbursing Agent  is
notified  of  such  holder's then current  address,  at
which  time all missed distributions shall be  made  to
such  holder  without interest. Amounts in  respect  of
undeliverable distributions made through the Disbursing
Agent  shall  be returned to Reorganized  Cambex  until
such   distributions  are  claimed.  All   claims   for
undeliverable distributions shall be made on or  before
the   second   anniversary  of   the   date   of   such
distribution. After such two year period  with  respect
to  any distribution, all property then unclaimed shall
revert  to  Reorganized Cambex and  the  claim  of  any
holder or successor to such holder with respect to such
property   shall  be  discharged  and  forever   barred
notwithstanding any federal or state escheat laws to the contrary.

F.   No Voting By Disbursing Agent

     Neither the Disbursing Agent, nor any other party, shall be entitled to vote any shares of the Common
Stock held by the Disbursing Agent, whether in the Distribution Reserve or otherwise. In the event that any matter requires approval by the shareholders of Reorganized Cambex prior to the distribution of all shares of Common Stock held by the Disbursing Agent, the shares of Common Stock held by the Disbursing Agent shall be deemed only for voting purposes not to have been issued.


                     ARTICLE VIII
 TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.   Assumed Contracts And Leases

     All   executory  contracts  and  unexpired  leases
specifically   listed  on  the  schedule   of   assumed
contracts and leases attached hereto as Exhibit A shall be deemed automatically assumed as of the Consummation
Date. The Confirmation Order shall constitute an order of the Bankruptcy Court approving such assumptions, pursuant to Section 365 of the Bankruptcy Code.

     Each  executory contract and unexpired lease  that
is  assumed and relates to the use or occupancy of real
property   shall   include   (a)   all   modifications,
amendments,   supplements,   restatements,   or   other
agreements   made   directly  or  indirectly   by   any
agreement,  instrument, or other document that  in  any
manner  affect  such  executory contract  or  unexpired
lease  and  (b)  all executory contracts  or  unexpired
leases  appurtenant  to  the  premises,  including  all
easements,   licenses,  permits,  rights,   privileges,
immunities,  options, rights of first refusal,  powers,
uses,   usufructs,   reciprocal  easement   agreements,
vaults, tunnel or bridge agreements or franchises,  and
any  other  interests in real estate or rights  in  rem
related  to such premises, unless any of the  foregoing
agreements have been rejected pursuant to a Final Order
of the Bankruptcy Court or is listed on the schedule of
rejected  contracts  and  leases  attached  hereto   as
Exhibit B.

B.   Payments   Related  To  Assumption  Of   Executory
     Contracts   And   Unexpired   Leases;    Bar    to
     PreConfirmation Date Claims

     Any  monetary  amounts  by  which  each  executory
contract  and unexpired lease to be assumed  under  the
Plan  may  be  in  default shall  be  satisfied,  under
Section  365(b)(l)  of  the Bankruptcy  Code  by  Cure.
Exhibit A sets forth as to each executory contract  and
unexpired lease whether such contract or lease  is,  in
Cambex's opinion, in default, and the amount,  if  any,
required  to Cure. By Order dated March 19,  1998,  the
Bankruptcy  Court established April 20,  1998,  as  the
deadline for other parties to such contracts and leases
to   file   objections   to  assumption   (and,   where
applicable,  assignment) of such contracts and  leases,
including  any disagreements with Cambex as to  whether
such  contracts  or leases are in default,  the  amount
required  to Cure, if any, and the adequacy  of  future
performance  assurances, and any other objections.  Any
party who fails to file such an objection timely is and
shall  be  forever barred from objecting to  assumption
(and, where applicable, assignment), and from asserting
any  claim  arising  out  of a  default  prior  to  the
Confirmation  Date;  provided  only  that,  as  to  any
default acknowledged by Cambex on Exhibit A, Cure shall
be  made  in  accordance with the terms  set  forth  on
Exhibit A. Any dispute regarding (i) whether or not  an
executory  contract or unexpired lease is  in  default,
(ii)  the  nature or the amount of any Cure, (iii)  the
ability  of  Reorganized Cambex  to  provide  "adequate
assurance of future performance" (within the meaning of
Section  365 of the Bankruptcy Code) under the contract
or  lease  to  be  assumed, or (iv)  any  other  matter
pertaining   to  assumption  (and,  where   applicable,
assignment)  shall  be  heard  and  determined  by  the
Bankruptcy   Court,   and,   except   to   the   extent
determination of a particular dispute is deferred  with
the  consent  of  Cambex, all such  disputes  shall  be
determined no later than the Confirmation Date, and the
Confirmation   Order   shall   constitute   an    order
determining all such disputes.

C.   Rejected Contracts And Leases

     All   executory  contracts  and  unexpired  leases
specifically  listed  on  the  schedule   of   rejected
contracts and leases attached hereto as Exhibit B shall be deemed automatically rejected as of the Consummation
Date. The Confirmation Order shall constitute an order of the Bankruptcy Court approving such rejections, pursuant to Section 365 of the Bankruptcy Code.

D.   Bar To Rejection Damages

     By  order  dated  March 19, 1998,  the  Bankruptcy
Court established April 20, 1998, as the deadline for other parties to executory contracts and unexpired leases which Cambex proposes to reject to file proofs of claims arising from the rejection of such contracts or leases.

E.    Unidentified  Executory Contracts  and  Unexpired
Leases

     Any  executory  contract  or  unexpired  lease  of
Cambex  which  is  not specifically  listed  on  either
Exhibit  A  or  B, shall be deemed to be  automatically
rejected  as of the Consummation Date. The Confirmation
Order shall constitute an order of the Bankruptcy Court
approving  such rejection, pursuant to Section  365  of
the  Bankruptcy  Code. No rejection  shall  affect  the
obligations    of   any   party   to    Cambex    under
confidentiality covenants executed in favor of Cambex, which covenants shall survive rejection.


                      ARTICLE IX
                 CONDITIONS PRECEDENT

A.   Conditions To The Confirmation Date

     The   following   are  conditions   precedent   to
confirmation of the Plan that may be satisfied or waived in accordance with Article IX.C of the Plan:

     1. The Bankruptcy Court shall have approved a disclosure statement with respect to the Plan in form and substance reasonably acceptable to the Proponent.

     2. The Confirmation Order shall be in form and substance reasonably acceptable to the Proponent.

B.   Conditions To The Consummation Date

     The following are conditions precedent to the occurrence of the Consummation Date, each of which may be satisfied or waived in accordance with Article IX.C of the Plan:

     1.     The  Confirmation  Order  shall  have  been
entered   by  the  Court  and  shall  not  be   stayed,
suspended, or vacated.

     2. The Confirmation Order shall, among other things, provide that:

          a. The provisions of the Confirmation Order are nonseverable and mutually dependent;

           b.    The Court shall approve the assumption
or  the assumption and assignment, as the case may  be,
of   all   executory  contracts  and  unexpired  leases
proposed  to  be  assumed or assumed  and  assigned  by
Cambex   on  the  terms  provided  in  the   Plan,   or
substantially   similar  thereto,  and  all   executory
contracts  or unexpired leases assumed (or assumed  and
assigned) by Cambex during the Chapter 11 Case or under
the  Plan  and so designated by Cambex shall remain  in
full  force  and effect for the benefit of  Reorganized
Cambex,  or  any designated assignee and transferee  as
the  case may be, notwithstanding any provision in such
contract   or  lease  (including  those  described   in
Sections 365(b) (2) and (f) of the Bankruptcy Code) that prohibits such assignment or transfer or that enables or requires termination of such contract or lease;

           c.   The transfers of property by Cambex  to
Reorganized  Cambex (i) are or shall be  legal,  valid,
and effective transfers of property, (ii) vest or shall
vest   Reorganized  Cambex  with  good  title  to  such
property free and clear of all liens, charges,  Claims,
encumbrances,   or  Interests,  except   as   expressly
provided  in the Plan or Confirmation Order,  (iii)  do
not  and shall not constitute avoidable transfers under
the  Bankruptcy Code or under applicable bankruptcy  or
nonbankruptcy  law,  and (iv)  do  not  and  shall  not
subject  Reorganized Cambex to any liability by  reason
of  such  transfer under the Bankruptcy Code  or  under
applicable   nonbankruptcy  law,   including,   without
limitation, any laws affecting successor or transferee liability;

           d.    Except  as expressly provided  in  the
Plan,  Cambex  shall be discharged effective  upon  the
Confirmation  Date from any "debt"  (as  that  term  is
defined in Section 101(12) of the Bankruptcy Code), and
Cambex's  liability in respect thereof is  extinguished
completely,  whether  reduced  to  judgment   or   not,
liquidated     or    unliquidated,    contingent     or
noncontingent,   asserted  or  unasserted,   fixed   or
unfixed,  matured or unmatured, disputed or undisputed,
legal  or equitable, or known or unknown, or that arose
from  any  agreement  of Cambex that  has  either  been
assumed  or rejected in the Chapter 11 Case or pursuant
to  the  Plan, or obligation of Cambex incurred  before
the  Confirmation Date, or from any conduct  of  Cambex
prior to the Confirmation Date, or that otherwise arose
before   the  Confirmation  Date,  including,   without
limitation, all interest, if any, on any such debts, whether such interest accrued before or after the Petition Date;

           e.    The  Plan  does not  provide  for  the
liquidation of all or substantially all of the property of Cambex and its confirmation is not likely to be followed by the liquidation of Reorganized Cambex or the need for further financial reorganization; and

            f.     The  Bankruptcy  Court  shall   have
determined that the Common Stock to be issued under the
Plan  and  distributed  by  the  Disbursing  Agent   in
exchange  for  Claims  against Cambex  is  exempt  from
registration under the Securities Act of 1933  pursuant
to  Section 1145 of the Bankruptcy Code, except to  the
extent   that  holders  of  any  such  securities   are
"underwriters," as that term is defined in Section 1145 of the Bankruptcy Code.

     3.   The Bankruptcy Court shall have estimated all
Disputed  Claims  for  purposes  of  establishing   the
Distribution Reserve.


     4.   No request for revocation of the Confirmation
Order under Section 1144 of the Bankruptcy Code shall have been made, or, if made, shall remain pending.


C.    Waiver Of Conditions To The Confirmation Date  Or
Consummation Date

     The  conditions set forth in Article IX.A and IX.B
of  the Plan may be waived by Cambex, without notice or
a   hearing.  The  failure  to  satisfy  or  waive  any
condition to the Confirmation Date or Consummation Date
may   be   asserted   by  Cambex  regardless   of   the
circumstances giving rise to the failure of such condition to be satisfied (including any action or inaction by Cambex) The failure of Cambex to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right, which may be asserted at any time.


                       ARTICLE X
         PROCEDURES FOR RESOLVING AND TREATING
            DISPUTED AND CONTINGENT CLAIMS

A.   No Distributions Pending Allowance

     Notwithstanding any other provision of the Plan, no payments or distributions shall be made with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by Final
Order; provided, however, where an objection is made only to a portion of a Claim and no timely objection is made to the balance of such Claim, such undisputed balance shall be treated as an Allowed Claim for purposes of distribution.

B.   Distribution Reserve

     The    Disbursing   Agent   shall   withhold   the
Distribution  Reserve from the Cash and other  property
to  be  distributed under the Plan. As to any  Disputed
Claim,  upon  a  request for estimation  by  Cambex  or
Reorganized   Cambex,   the  Bankruptcy   Court   shall
determine what amount is sufficient to include  in  the
Distribution  Reserve. Cambex shall request  estimation
for  every  Disputed  Claim  that  is  unliquidated  or
contingent  and  the estimated amount  of  such  Claims
shall  be used to compute the Distribution Reserve.  If
Cambex  elects  not to request such an estimation  from
the  Bankruptcy Court with respect to a Disputed  Claim
that  is  liquidated  or contingent,  the  Distribution
Reserve shall be computed based upon the Face Amount of
such  Claim. The Disbursing Agent shall also  place  in
the  Distribution Reserve any dividends,  payments,  or
other distributions made on account of, as well as  any
obligations arising from, the property withheld as  the
Distribution Reserve under this Section, to the  extent
that   such  property  continues  to  be  withheld   as
Distribution Reserve at the time such distributions are
made  or  such  obligations  arise.  For  purposes   of
establishing the Distribution Reserve disputed Cure amounts shall constitute Disputed Claims.

C.   Distributions After Allowance

     Payments  and  distributions from the Distribution
Reserve to each holder of a Disputed Claim, to the extent that all or part of such Claim ultimately becomes an Allowed Claim shall be made in accordance with the provisions of the Plan governing the class of Claims to which the respective holder belongs. Promptly after the date that the order or judgment of the Bankruptcy Court allowing all or part of such Claim becomes a Final Order, the Disbursing Agent shall distribute to the holder of such Claim any Cash and other property in the Distribution Reserve that would have been distributed on or before the date the Disputed Claim becomes an Allowed Claim, had such Allowed Claim been then allowed. After a Final Order has been entered, or other final resolution has been reached, with respect to each and every Disputed Claim,
(i) any Cash held in the Distribution Reserve shall become property of Reorganized Cambex, and (ii) any Common Stock shall be cancelled.


                      ARTICLE XI
             MODIFICATIONS AND AMENDMENTS

A.   Modification Of the Plan

Cambex may alter, amend, or modify the Plan or any Exhibits thereto under Section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Date. After the Confirmation
          Date and prior to substantial consummation of the Plan as defined in Section 1101(2) of the Bankruptcy Code, Cambex may, under Section
          1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, the disclosure statement approved with respect to the Plan, or the Confirmation Order, and such matters as may be necessary to carry out the purposes and effects of the Plan so long as such proceedings do not adversely affect the treatment of holders of Claims or holders of Interests under the Plan; provided, however, that prior notice of such proceedings shall be served in accordance with the Bankruptcy
          Rules or order of the Bankruptcy Court.


                      ARTICLE XII
               RETENTION OF JURISDICTION

     After  the Confirmation Date and until the Chapter
11 Case is closed:

     1.      The    Bankruptcy   Court   shall   retain
jurisdiction over the Chapter 11 Case for the following purposes:

           a.    to  hear  and determine  any  and  all
pending or future proceedings for the estimation of or objections to the allowance of Claims relating to events or transactions occurring on or prior to the Consummation Date;

           b.    to  consider and act on the compromise
and settlement of any Claim against Cambex, or cause of action on behalf of Cambex's Estate provided, however, that there shall be no requirement that Cambex seek
Bankruptcy Court approval of any such compromise and settlement;

           c.    to  hear and determine all pending  or
future  controversies,  suits, and  disputes  that  may
arise  under  the  Plan, and controversies  arising  in
connection  with  the  interpretation  of   the   Plan,
including   any  and  all  schedules,  documents,   and
exhibits hereto, or any documents intended to implement the provisions of the Plan;

           d.    to  hear  and determine  any  and  all
applications for the allowance of compensation and reimbursement of expenses;

           e.    to  hear  and determine  any  and  all
pending applications for rejection or assumption of executory contracts and unexpired leases to which Cambex is a party or with respect to which Cambex may be liable, and to hear and determine, if necessary, or to estimate or liquidate, any and all Claims arising therefrom or from assumption or rejection of executory contracts or unexpired leases pursuant to the Plan or otherwise;

           f.    to  consider any modifications of  the
Plan;

            g.     to  correct  any  defect,  cure  any
omission, or reconcile any inconsistency in the Plan, including any Exhibit thereto, or in any order of the Bankruptcy Court, including the Confirmation Order, as may be necessary, to carry out the purposes and intent of the Plan and to implement and effectuate the Plan;

           h.    to determine such other matters as may
be provided for in the Confirmation Order or other orders of the Bankruptcy Court as may be authorized under the provisions of the Bankruptcy Code or any other applicable law;

           i.    to  enforce the Plan and  all  orders,
judgments,   injunctions,  and   rulings   entered   in
connection with Cambex's Chapter 11 Case;

          j.   to issue such orders as may be necessary
or   appropriate  in  aid  of  confirmation,   and   to
facilitate consummation, of the Plan; and

          k.   to enter an order closing the Chapter 11
Case.

     2.    The  Bankruptcy Court shall retain and  have
original,  but  not  exclusive, jurisdiction  over  the
Chapter  11  Case  to hear and determine  any  and  all
applications, adversary proceedings, and contested  and
litigated matters pending on the Confirmation  Date  or
thereafter  instituted by or on behalf  of  Reorganized
Cambex,  including,  without limitation,  any  and  all
applications  for  the allowance  of  compensation  and
reimbursement  of expenses, and any  claims  by  or  on
behalf   of   Reorganized  Cambex  arising  under   the
Bankruptcy Code to avoid any preferences, fraudulent transfers, or other avoidable transfers.


                     ARTICLE XIII
               MISCELLANEOUS PROVISIONS

A.   Setoffs

     Reorganized Cambex may, but shall not be required to, set off against any Claim, and the payments or other distributions to be made pursuant to the Plan in respect of such Claim, claims of any nature whatsoever that Cambex may have against the holder of such Claim;
but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by Cambex of any such claim that Cambex may have against such holder.

B.   Withholding And Reporting Requirements

     In  connection  with the Plan and all  instruments
issued   in   connection  therewith  and  distributions
thereon, Reorganized Cambex shall comply with all withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority, and all distributions hereunder shall be subject to any such withholding and reporting requirements.

C.   Discharge Of Cambex

     All  property distributed under the Plan shall  be
in   exchange   for,  and  in  complete   satisfaction,
settlement,  discharge, and release of, all  Claims  of
any  nature  whatsoever against Cambex and  Reorganized
Cambex  and/or any of their assets or properties,  and,
except   as  otherwise  provided  herein  or   in   the
Confirmation  Order,  and upon the  Confirmation  Date,
Cambex   and   Reorganized  Cambex  shall   be   deemed
discharged and released under Section 1141(d)(i)(A) of the Bankruptcy Code from any and all debts. The
Confirmation Order shall be a judicial determination of discharge of all liabilities of Cambex and Reorganized
Cambex,  subject to the occurrence of the  Consummation
Date.


D.   Committees

     The Creditors' Committee shall terminate on the Consummation Date.

E.   Binding Effect

     The Plan shall be binding upon and inure to the benefit of Cambex, Reorganized Cambex, the holders of Claims, the holders of Interests, and their respective successors and assigns.

F.   Revocation, Withdrawal Or Nonconsummation

     1.   Right To Revoke Or Withdraw.

     The Proponent reserves the right to revoke or withdraw the Plan at any time prior to the Confirmation
Date.

     2.     Effect   Of   Withdrawal,  Revocation,   Or
Nonconsummation.

     If  the  Proponent revokes or withdraws  the  Plan
prior  to the Confirmation Date, or if the Confirmation
Date or the Consummation Date does not occur, then  the
Plan, any settlement or compromise effected in the Plan
(including the fixing or limiting to an amount  certain
any  Claim or Class of Claims), assumption or rejection
of  executory contracts or leases affected by the Plan,
and  any document or agreement executed pursuant to the
Plan,  shall  be deemed null and void. In  such  event,
nothing   contained  herein,  and  no  acts  taken   in
preparation for consummation of the Plan, shall be deemed to constitute a waiver or release of any Claims by or against Cambex or any other Person, to prejudice in any manner the rights of Cambex or any Person in any further proceedings involving Cambex, or to constitute an admission of any sort by Cambex or any other Person.

G.   Charter Amendment.

     The  corporate charter of Reorganized Cambex shall
be  deemed  amended  as  of the  Consummation  Date  to
prohibit   (a)   the  issuance  of  non-voting   equity
securities;  (b)  the creation of  a  class  of  equity
securities having a preference over any other class  of
equity  securities  with respect  to  dividends  unless
adequate   provision  is  made  for  the  election   of
directors representing the preferred class in the event of a default in the payment of its dividends, and (c) the creation of any other class of equity securities unless an appropriate distribution of voting power is made among all such classes.

H..  Notices

     Any notice required or permitted to be provided to Cambex under the Plan shall be in writing and served by
(a) certified mail, return receipt requested, (b) hand delivery, or (c) overnight delivery service, to be addressed as follows:

          Cambex Corporation
          360 Second Avenue
          Waltham, MA 02154
          Attn:     Joseph F. Kruy, President


          with a copy to:

          Brown, Rudnick, Freed & Gesmer, P.C.
          One Financial Center
          Boston, MA 02111
          Attn:     Joseph F. Ryan, Esquire

I..  Prepayment

     Unless   the   Plan  or  the  Confirmation   Order
otherwise provides, Reorganized Cambex shall  have  the
right to prepay, without penalty, all or any portion of
an  Allowed Claim at any time; provided, however,  that
any  such  prepayment  shall not be  violative  of,  or
otherwise   prejudice,  the  relative  priorities   and
parities among the Classes of Claims.

J.   Term Of Injunctions Or Stays

Unless otherwise provided in the Plan or the Confirmation Order, all injunctions or stays provided for in the Chapter 11 Case under
          Section 105 or 362 of the Bankruptcy Code or otherwise, and extant on the Confirmation
          Date, shall remain in full force and effect until the Consummation Date.

K.   Governing Law

     Unless  a rule of law or procedure is supplied  by
federal   law  (including  the  Bankruptcy   Code   and
Bankruptcy  Rules),  the laws of  the  Commonwealth  of
Massachusetts   shall  govern  the   construction   and
implementation of the Plan, any agreements, documents, and instruments executed in connection with the Plan.






Dated:                                  As of March 17,
1998 CAMBEX CORPORATION
     Waltham, Massachusetts
                                        By:  /s/ Joseph
F. Kruy
                                        Name:
Joseph F. Kruy
                                        Title:
President and Chief
                                             Executive
Officer


Joseph F. Ryan
Steven D. Pohl
BROWN, RUDNICK, FREED & GESMER, P.C.
Attorneys for Cambex Corporation
One Financial Center
Boston, MA 02111
617-8564200